Exhibit 99.1

  ANSYS DELIVERS RECORD 2005 SECOND QUARTER RESULTS WITH 18% REVENUE GROWTH,
               26% GAAP EPS GROWTH AND 24% ADJUSTED EPS GROWTH

    SOUTHPOINTE, Pa., Aug. 3 /PRNewswire-FirstCall/ -- ANSYS, Inc. (Nasdaq: ANSS), a global innovator of simulation software and technologies designed to optimize product development processes, today announced second quarter 2005 results. ANSYS' second quarter GAAP results include:

     -- Total revenue of $37.7 million, as compared to $32.0 million in the second quarter of 2004; total revenue of $75.3 million in the first six months of 2005 as compared to $63.3 million for the six months ended June 30, 2004;
     -- Net income of $9.8 million, as compared to $7.6 million in the second quarter of 2004; net income of $19.5 million in the first six months of 2005 as compared to $14.7 million for the first six months of 2004;
     -- An operating profit margin of 35.4% as compared to 33.4% for the second quarter of 2004; an operating profit margin of 35.5% as compared to 32.6% for the first six months of 2004;
     -- Diluted earnings per share of $0.29, as compared to $0.23 for the second quarter of 2004; diluted earnings per share of $0.58 through June 30, 2005 as compared to $0.45 for the first six months of 2004;
     -- Cash flows from operations of $17.6 million for the second quarter of
        2005 and $32.9 million for the first six months of 2005; and -- Cash and short-term investment balances totaling $163.4 million as of
        June 30, 2005.

    Excluding acquisition-related amortization (see detail below), ANSYS' second quarter adjusted (non-GAAP) results include:

     -- An adjusted operating profit margin of 38.4% as compared to 36.1% for the second quarter of 2004; an adjusted operating profit margin of 38.5% as compared to 35.4% for the first six months of 2004; and
     -- Adjusted diluted earnings per share of $0.31 as compared to $0.25 for the second quarter of 2004; and adjusted diluted earnings per share of $0.62 compared to $0.48 for the six-month period ended June 30, 2004.

    ANSYS President and CEO, Jim Cashman commented, "We are pleased to announce another quarter of solid financial results driven by a combination of double-digit revenue growth in all major geographies and continued strength in our core business."

    Mr. Cashman continued, "Overall we are encouraged by what we have been able to deliver in the first half of this year and remain optimistic about our long-term business prospects. We believe that our performance underscores our commitment to remaining customer focused and operationally disciplined to drive results across multiple fronts. During the quarter, we also repurchased approximately 92,000 shares of common stock in the open market, as we believe this is a good use of capital and will enhance long-term shareholder value."

    Mr. Cashman concluded, "During this quarter, we continued to demonstrate success and progress against our overall business plan as was evidenced by the recent major releases of new and enhanced software products and the expansion of customer and partner relationships. The repeat recognition of FORTUNE and Business 2.0 is gratifying and a credit to the entire ANSYS team - including dedicated employees, a network of valued partners and a loyal customer base - who have helped us create a successful foundation to achieve leading-edge technological and operational excellence as we continue to position ANSYS as a preeminent global innovator of simulation software."

    Recent highlights for the Company include the following:

     -- Announced ANSYS(R) 10.0, which offers major advances in performance, ease-of-use, interoperability and coupled physics technology, building upon the significant advances delivered with ANSYS 9.0 and taking full advantage of the ANSYS Workbench(TM) infrastructure for integrated CAE.
     -- Announced partnership with RoboBat, a leading supplier of analytical and CAD software solutions for the structural engineer, to offer integration of RoboBat's Engineering System Open Platform software with ANSYS Workbench technology which expands users' access to structural engineering applications and increases their productivity.
     -- Advanced its AUTODYN(R) software, developed by Century Dynamics, Inc. (a subsidiary of ANSYS, Inc.), Version 6.0 which brings increased fluid structure interaction capabilities for fast, transient dynamics of solids, fluids, gases and their interactions.
     -- Selected as official computational fluid dynamics supplier to Emirates
        Team New Zealand, the sailing team who won the America's Cup from 1995 to 2003 and is seeking to recapture victory in 2007.
     -- Named to FORTUNE Small Business magazine's annual list of the "100
        Fastest-Growing Small Companies in America" for second consecutive year. -- Recognized for the fourth consecutive year in Business 2.0's Annual "B2
        100" Ranking of Fastest-Growing Technology Companies.
     -- Presented fourth annual 2005 College Design Engineering Award to a
        University of Washington team of engineering students as part of its continuing support of engineering education.

    The adjusted results highlighted above, and the adjusted estimates for 2005 discussed below, represent non-GAAP (Generally Accepted Accounting Principles) financial measures. A reconciliation of these measures to the appropriate GAAP measures, for the three months and six months ended June 30, is included in the condensed financial information included in this release.

    Adjustments to Reported GAAP Financial Results
     -- Acquisition-Related Amortization:
    As previously announced, the Company completed its acquisition of Century Dynamics, Inc. in January 2005. In previous years, the Company also acquired CFX, CADOE S.A. and ICEM CFD Engineering. These acquisitions have all been accounted for as purchases, resulting in the recording of a significant amount of identifiable intangible assets.

    ANSYS is providing, and has historically provided, its current quarter GAAP results as well as financial results that have been adjusted for the impact of acquisition-related amortization. The Company believes that these non-GAAP measures supplement its consolidated GAAP financial statements as they provide a consistent basis for comparison between quarters that are not influenced by certain non-cash items and are therefore useful to investors in helping them to better understand the Company's operating results. In certain instances, such as when intangibles are acquired through business acquisitions or become fully amortized, amortization expense associated with acquired intangibles also makes period-to-period comparisons difficult because amortization expense may appear in one period but not in the comparable period. Management uses these non-GAAP financial measures internally to evaluate the Company's business performance; however, these measures are not intended to supersede or replace the GAAP results.

    Management's 2005 Outlook
    Based upon our first half results and our current visibility into revenues and expenditures for the remainder of 2005, the Company currently projects that full year revenue will grow in the 13 to 15% range and that 2005 diluted earnings per share, adjusted to exclude acquisition-related amortization, will be in the range of $1.23 to $1.25. The Company's current outlook relative to a GAAP diluted earnings per share estimate will be in the range of $1.15 to $1.17. The preceding estimates do not reflect expenses associated with employee stock options. The Company expects to begin recording stock option expense effective January 1, 2006 in accordance with recent guidance issued by the Securities and Exchange Commission.

    ANSYS will hold a conference call at 10:30 Eastern Time on August 3, 2005 to discuss second quarter results as well as to provide guidance regarding business prospects. The dial in number is 800-289-0494 or 913-981-5520 and the passcode is "ANSYS". A replay will be available until August 10, by dialing 888-203-1112 or 719-457-0820 and the passcode is "ANSYS" or "26797". The conference call will be webcast live as well as archived and can be accessed, along with other financial information, on ANSYS' website, located at http://www.ansys.com/corporate/investors.asp .

    About ANSYS, Inc.
    ANSYS, Inc., founded in 1970, develops and globally markets engineering simulation software and technologies widely used by engineers and designers across a broad spectrum of industries. The Company focuses on the development of open and flexible solutions that enable users to analyze designs directly on the desktop, providing a common platform for fast, efficient and cost- conscious product development, from design concept to final-stage testing and validation. Headquartered in Canonsburg, Pennsylvania U.S.A. with more than 25 strategic sales locations throughout the world, ANSYS, Inc. employs approximately 600 people and distributes its products through a network of channel partners in over 40 countries. Visit http://www.ansys.com for more information.

    Certain statements contained in the press release regarding matters that are not historical facts, including statements regarding our current estimates for full year revenue growth and earnings per share are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward- looking statements. All forward-looking statements in this press release are subject to risks and uncertainties. These include the risk of a general economic downturn in one or more of ANSYS' primary geographic markets, the risk that the assumptions underlying ANSYS' anticipated revenues and expenditures will change or prove inaccurate, the risk that ANSYS has overestimated its ability to maintain growth and profitability and control costs, uncertainties regarding the demand for ANSYS' products and services in future periods, the risk that ANSYS has overestimated the strength of the demand among its customers for its products, risks of problems arising from customer contract cancellations, uncertainties regarding customer acceptance of new products, the risk that ANSYS' operating results will be adversely affected by possible delays in developing, completing, or shipping new or enhanced products, risks that enhancements to the Company's products may not produce anticipated sales, uncertainties regarding fluctuations in quarterly results, including uncertainties regarding the timing of orders from significant customers, and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the Securities and Exchange Commission, including ANSYS, Inc.'s 2004 Annual Report and Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information or future events after the date they were made.

    ANSYS, Inc. is committed to providing the most open and flexible analysis solutions to meet customer requirements for engineering software in today's competitive marketplace. ANSYS, Inc. partners with leading design software suppliers to develop state-of-the-art CAD-integrated products. ANSYS and its global network of channel partners provide sales, support and training for customers. Information about ANSYS, Inc. and its products can be found on the Worldwide Web at www.ansys.com.

    ANSYS, ANSYS Workbench, CFX, AUTODYN, and any and all ANSYS, Inc. product and service names are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries located in the United States or other countries. ICEM CFD is a trademark licensed by ANSYS, Inc. All other trademarks or registered trademarks are the property of their respective owners.

    Reconciliation of Non-GAAP Measures
    This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the adjusted (non- GAAP) financial measures to the most directly comparable GAAP financial measures.

    Adjusted operating profit margin and adjusted diluted earnings per share are discussed in this earnings release because management uses this information in evaluating the results of the continuing operations of the business and believes that this information provides the users of the financial statements a valuable insight into the operating results. Additionally, management believes that it is in the best interest of its investors to provide financial information that will facilitate comparison of both historical and future results and allows greater transparency to supplemental information used by management in its financial and operational decision making. Management encourages investors to review the reconciliations of the non-GAAP financial measures to the most directly comparable GAAP measures that are provided within the financial information attached to this news release.

                          ANSYS, INC. AND SUBSIDIARIES
                        Consolidated Statements of Income
                      (in thousands, except per share data)
                                   (Unaudited)

                                         Three months ended         Six months ended
                                      -----------------------   -----------------------
                                       June 30,      June 30,     June 30,     June 30,
                                         2005         2004         2005         2004
                                      ----------   ----------   ----------   ----------
Revenue:
  Software licenses                   $   19,794   $   16,353   $   40,269   $   32,677
  Maintenance and service                 17,862       15,649       35,011       30,657

       Total revenue                      37,656       32,002       75,280       63,334

Cost of sales:
  Software licenses                        1,160        1,179        2,413        2,516
  Amortization of software
   and acquired technology                   881          754        1,788        1,509
  Maintenance and service                  3,796        3,045        7,654        6,128
       Total cost of sales                 5,837        4,978       11,855       10,153

Gross profit                              31,819       27,024       63,425       53,181

Operating expenses:
  Selling and marketing                    6,143        6,032       12,571       12,086
  Research and development                 7,506        6,483       14,819       12,830
  Amortization                               385          285          711          572
  General and administrative               4,457        3,546        8,575        7,045

       Total operating
        expenses                          18,491       16,346       36,676       32,533

Operating income                          13,328       10,678       26,749       20,648

Other income                               1,046          146        1,659          376
Income before income tax
 provision                                14,374       10,824       28,408       21,024
Income tax provision                       4,599        3,247        8,950        6,307
Net income                            $    9,775   $    7,577   $   19,458   $   14,717

Earnings per share - basic:
  Basic earnings per share            $     0.31   $     0.25   $     0.62   $     0.48
  Weighted average shares
   - basic                                31,667       30,800       31,579       30,716

Earnings per share - diluted:
  Diluted earnings per share          $     0.29   $     0.23   $     0.58   $     0.45
  Weighted average shares
   - diluted                              33,782       32,966       33,688       32,862

                          ANSYS, INC. AND SUBSIDIARIES
                       Reconciliation of Non-GAAP Measures
                    For the three months ended June 30, 2005
                      (in thousands, except per share data)
                                   (Unaudited)

                                     As                           Adjusted
                                  Reported     Adjustments        Results
                                 ----------    -----------       ----------
Revenue:
  Software licenses              $   19,794              -       $   19,794
  Maintenance and service            17,862              -           17,862

       Total revenue                 37,656              -           37,656

Cost of sales:
  Software licenses                   1,160              -            1,160
  Amortization of software
  and acquired technology               881           (751)(a)          130
  Maintenance and service             3,796              -            3,796
       Total cost of sales            5,837           (751)           5,086

Gross profit                         31,819            751           32,570

Operating expenses:
  Selling and marketing               6,143              -            6,143
  Research and development            7,506              -            7,506
  Amortization                          385           (385)(a)            -
  General and administrative          4,457              -            4,457

       Total operating
        expenses                     18,491           (385)          18,106

Operating income                     13,328          1,136           14,464

Other income                          1,046              -            1,046

Income before income tax
 provision                           14,374          1,136           15,510

Income tax provision                  4,599            398(b)         4,997

Net income                       $    9,775    $       738       $   10,513

Earnings per share - basic:
  Basic earnings per share       $     0.31                      $     0.33
  Weighted average shares
   - basic                           31,667                          31,667

Earnings per share - diluted:
  Diluted earnings per share     $     0.29                      $     0.31
  Weighted average shares
   - diluted                         33,782                          33,782

(a) Amount represents amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements.
(b) Amount represents the income tax impact of the amortization expense adjustments referred to in (a) above.

                          ANSYS, INC. AND SUBSIDIARIES
                       Reconciliation of Non-GAAP Measures
                    For the three months ended June 30, 2004
                      (in thousands, except per share data)
                                   (Unaudited)

                                     As                           Adjusted
                                  Reported     Adjustments        Results
                                 ----------    -----------       ----------
Revenue:
  Software licenses              $   16,353              -       $   16,353
  Maintenance and service            15,649              -           15,649

       Total revenue                 32,002              -           32,002

Cost of sales:
  Software licenses                   1,179              -            1,179
  Amortization of software
   and acquired technology              754           (602)(a)          152
  Maintenance and service             3,045              -            3,045
       Total cost of sales            4,978           (602)           4,376

Gross profit                         27,024            602           27,626

Operating expenses:
  Selling and marketing               6,032              -            6,032
  Research and development            6,483              -            6,483
  Amortization                          285           (285)(a)            -
  General and administrative          3,546              -            3,546

       Total operating
        expenses                     16,346           (285)          16,061

Operating income                     10,678            887           11,565

Other income                            146              -              146

Income before income tax
 provision                           10,824            887           11,711

Income tax provision                  3,247            310(b)         3,557

Net income                       $    7,577    $       577       $    8,154

Earnings per share - basic:
  Basic earnings per share       $     0.25                      $     0.26
  Weighted average shares
   - basic                           30,800                          30,800

Earnings per share - diluted:
  Diluted earnings per share     $     0.23                      $     0.25
  Weighted average shares
   - diluted                         32,966                          32,966

(a) Amount represents amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements.
(b) Amount represents the income tax impact of the amortization expense adjustments referred to in (a) above.

                          ANSYS, INC. AND SUBSIDIARIES
                       Reconciliation of Non-GAAP Measures
                     For the six months ended June 30, 2005
                      (in thousands, except per share data)
                                   (Unaudited)

                                     As                           Adjusted
                                  Reported     Adjustments        Results
                                 ----------    -----------       ----------
Revenue:
  Software licenses              $   40,269              -       $   40,269
  Maintenance and service            35,011              -           35,011

       Total revenue                 75,280              -           75,280

Cost of sales:
  Software licenses                   2,413              -            2,413
  Amortization of software
   and acquired technology            1,788         (1,513)(a)          275
  Maintenance and service             7,654              -            7,654
       Total cost of sales           11,855         (1,513)          10,342

Gross profit                         63,425          1,513           64,938

Operating expenses:
  Selling and marketing              12,571              -           12,571
  Research and development           14,819              -           14,819
  Amortization                          711           (711)(a)            -
  General and administrative          8,575              -            8,575

       Total operating
        expenses                     36,676           (711)          35,965

Operating income                     26,749          2,224           28,973
Other income                          1,659              -            1,659

Income before income tax
 provision                           28,408          2,224           30,632

Income tax provision                  8,950            779(b)         9,729

Net income                       $   19,458    $     1,445       $   20,903

Earnings per share - basic:
  Basic earnings per share       $     0.62                      $     0.66
  Weighted average shares
   - basic                           31,579                          31,579

Earnings per share - diluted:
  Diluted earnings per share     $     0.58                      $     0.62
  Weighted average shares
   - diluted                         33,688                          33,688

(a) Amount represents amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements.
(b) Amount represents the income tax impact of the amortization expense adjustments referred to in (a) above.

                          ANSYS, INC. AND SUBSIDIARIES
                       Reconciliation of Non-GAAP Measures
                     For the six months ended June 30, 2004
                      (in thousands, except per share data)
                                   (Unaudited)

                                     As                           Adjusted
                                  Reported      Adjustment        Results
                                 ----------    -----------       ----------
Revenue:
  Software licenses              $   32,677              -       $   32,677
  Maintenance and service            30,657              -           30,657

       Total revenue                 63,334              -           63,334

Cost of sales:
  Software licenses                   2,516              -            2,516
  Amortization of software
   and acquired technology            1,509         (1,219)(a)          290
  Maintenance and service             6,128              -            6,128
       Total cost of sales           10,153         (1,219)           8,934

Gross profit                         53,181          1,219           54,400

Operating expenses:
  Selling and marketing              12,086              -           12,086
  Research and development           12,830              -           12,830
  Amortization                          572           (572)(a)            -
  General and administrative          7,045              -            7,045

       Total operating
        expenses                     32,533           (572)          31,961

Operating income                     20,648          1,791           22,439
Other income                            376              -              376

Income before income tax
 provision                           21,024          1,791           22,815
Income tax provision                  6,307            626(b)         6,933

Net income                       $   14,717    $     1,165       $   15,882

Earnings per share - basic:
  Basic earnings per share       $     0.48                      $     0.52
  Weighted average shares
   - basic                           30,716                          30,716

Earnings per share - diluted:
  Diluted earnings per share     $     0.45                      $     0.48
  Weighted average shares
   - diluted                         32,862                          32,862

(a) Amount represents amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements.
(b) Amount represents the income tax impact of the amortization expense adjustments referred to in (a) above.

                          ANSYS, INC. AND SUBSIDIARIES
                      Condensed Consolidated Balance Sheets
                                 (in thousands)
                                   (Unaudited)

                                                June 30,     December 31,
                                                  2005           2004
                                              ------------   ------------
ASSETS:

Cash & short-term investments                 $    163,370   $    138,446
Accounts receivable, net                            15,359         18,792
Other assets                                        83,282         82,408

   Total assets                               $    262,011   $    239,646

LIABILITIES & STOCKHOLDERS' EQUITY:

Deferred revenue                              $     49,465   $     43,906
Other liabilities                                   15,977         20,271
Stockholders' equity                               196,569        175,469

     Total liabilities
      & stockholders' equity                  $    262,011   $    239,646

CONTACT: Lisa O'Connor, Treasurer of ANSYS, Inc., +1-724-514-1782, or lisa.oconnor@ansys.com /
Web site:  http://www.ansys.com
http://www.ansys.com/corporate/investors.asp /